UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

Keypath Education International, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-56641	86-2590572
(Commission File Number)	(IRS Employer Identification No.)

1501 East Woodfield Road, Suite 204N

Schaumburg, IL 60173

(Address of principal executive offices and zip code)

(224) 419 - 7988

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

INTRODUCTORY NOTE

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Keypath Education International, Inc., a Delaware corporation (the “Company”) on May 24, 2024 (the “Prior Report”), the Company entered into an Agreement and Plan of Merger, dated as of May 23, 2024 (the “Merger Agreement”) with Karpos Intermediate, LLC, a Delaware limited liability company (“Parent”), and Karpos Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, all subject to the terms and conditions set forth therein. Parent is a newly formed entity that is an affiliate of Sterling Partners, which also indirectly controls AVI Mezz Co., L.P. (the “Majority Stockholder”), which holds certificates of depository interest (“CDIs”) of the Company on behalf of Sterling Capital Partners IV, L.P. and SCP IV Parallel, L.P. Immediately prior to the consummation of the Merger, the Majority Stockholder held approximately 66% of the Company’s outstanding CDIs.

The Company called a special meeting of stockholders (the “Special Meeting”) to approve the Merger Agreement, which Special Meeting was held at 9:00 a.m. Australian Eastern Standard Time (“AEST”) on September 5, 2024 (6 p.m. Central Daylight Time (“CDT”) on September 4, 2024), and the voting results at which were set forth in Item 5.07 of the Company’s Current Report on Form 8-K filed on September 5, 2024. As holders of (a) at least a majority of the outstanding shares of the common stock of the Company, par value $0.01 per share (the “Common Stock”) (including shares of Common Stock underlying the CDIs) entitled to vote thereon and (b) at least a majority of the outstanding shares of Common Stock (including shares of Common Stock underlying the CDIs) entitled to vote thereon, not including shares of Common Stock held by AVI Mezz Co LP (an affiliate of Sterling Partners), Steve Fireng, Ryan O’Hare, Diana Eilert, Robert Bazzani, Melanie Laing, Susan Wolford, R. Christopher Hoehn-Saric, Avi Epstein, Eric Israel, Inna Nisenbaum, and their respective affiliates and immediate family members approved the adoption of the Merger Agreement and the other conditions set forth in the Merger Agreement were satisfied, the Merger was completed on or about 12:00 a.m. AEST on September 11, 2024 (on or about 9:00 a.m. CDT on September 10, 2024) (the “Effective Time”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Prior Report, which is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on September 5, 2024 AEST (September 4, 2024 CDT), the stockholders of the Company approved the adoption of the Merger Agreement. Given such approval and the satisfaction of the other conditions set forth in the Merger Agreement, the Merger was completed with the filing of the Certificate of Merger with the Secretary of State of the State of Delaware at the Effective Time. Upon the consummation of the Merger, the Company became a wholly owned subsidiary of Parent.

Upon the consummation of the Merger, each share of Common Stock (including each share of Common Stock underlying the CDIs) issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares (as hereinafter defined)) was converted into the right to receive $0.87 Australian Dollars in cash, without interest, less any applicable withholding taxes (the “Transaction Consideration”), whereupon all such shares were automatically canceled upon the conversion thereof and ceased to exist, and the holders of such shares ceased to have any rights with respect thereto other than the right to receive the Transaction Consideration.

The aggregate Transaction Consideration to be paid by Parent for all securities of the Company is approximately $40 million, without giving effect to related transaction fees and expenses. Proceeds from a senior secured term loan facility under a credit agreement entered into concurrently with the execution of the Merger Agreement and cash on the Company’s balance sheet will be used to fund the Transaction Consideration.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger and in accordance with the rules of the Australian Securities Exchange (the “ASX”), the ASX removed the Company from the Official List of the ASX with effect from the close of trading on September 11, 2024 AEST. In addition, upon completion of the Merger, the Company intends to file a Form 15 with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Company’s shares of Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13(a) of the Exchange Act. As of the date of the filing of the Form 15, the obligation of the Company to file reports under the Exchange Act, including Forms 10-K, 10-Q and 8-K, will be immediately suspended. Other filing requirements will terminate upon the effectiveness of the deregistration under Section 12(g) of the Exchange Act, which will occur 90 days after the filing of the Form 15.

Item 3.03. Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Upon the consummation of the Merger, each share of Common Stock (including each share of Common Stock underlying the CDIs) issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) was converted into the right to receive the Transaction Consideration, whereupon all such shares were automatically canceled upon the conversion thereof and ceased to exist, and the holders of such shares ceased to have any rights with respect thereto other than the right to receive the Transaction Consideration. Shares of Common Stock (including shares of Common Stock underlying the CDIs) held by (1) certain holders of Common Stock that have entered into or will enter into rollover agreements (including the Majority Stockholder, Steve Fireng, Ryan O’Hare and Eric Israel) (collectively, the “Rollover Stockholders”), (2) the Company, (3) Parent and (4) any direct or indirect wholly-owned subsidiary of Parent (including Merger Sub) (collectively, the “Excluded Shares”) were not entitled to receive the Transaction Consideration. Instead, pursuant to the terms and conditions of their respective Contribution and Exchange Agreements, as amended, with Sterling Karpos Holdings, LLC, the sole owner of Parent (“TopCo”), the Rollover Stockholders exchanged their respective shares of Common Stock (including their shares of Common Stock underlying CDIs) for equity interests in TopCo.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent. The information contained in the Introductory Note and Items 2.01, 3.01, 5.02, and 5.03 of this Current Report on Form 8-K are each hereby incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time and as contemplated by the terms of the Merger Agreement, each of Diana Eilert, Robert Bazzani, Melanie Laing, and Susan Wolford resigned as a director of the Company (including any committee of the board of directors of the Company and/or any other similar positions to the extent applicable).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as amended, and bylaws were amended and restated in their entirety. A copy of the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 11, 2024, the Company issued an announcement confirming the consummation of the Merger. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Second Amended and Restated Certificate of Incorporation of the Company
3.2	Amended and Restated Bylaws of the Company
99.1	Announcement of the Company dated September 11, 2024 (furnished herewith).
104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keypath Education International, Inc.

Date: September 11, 2024	/s/ Stephen C. Fireng
Stephen C. Fireng
Global Chief Executive Officer

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